[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE REAL ESTATE INVESTMENT INSTITUTIONAL FUND

10f-3 TRANSACTIONS FOR THE PERIOD MAY 1, 1999 THROUGH MAY 31, 1999
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group(From                   05/31/99
Hospitality Properties Tru05/05/99 4,200    0.00%    $26.81   124,100    7,000   1.77%    Merrill Lynch          8,100

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1999 THROUGH AUGUST 31, 1999
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group(From                   08/31/99
Mission West Holdings     06/29/99 8,100    0.00%    $8.25    243,400    7,750   3.14%    Edwards, AG & Sons     64,800

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1999 THROUGH OCTOBER 31, 1999
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group(From                   10/31/99
NONE

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.